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                                                                     EXHIBIT 5.1








                                  May 24, 2001







(213) 229-7000                                                     C 04434-00010


Ameristar Casinos, Inc.
Each of the Subsidiary Guarantors
(as defined below)


        Re:  Exchange of 10 3/4% Senior Subordinated Notes Due 2009


Ladies and Gentlemen:

        We have acted as counsel for Ameristar Casinos, Inc., a Nevada corporation (the "Company"), Ameristar Casino Council Bluffs, Inc., an Iowa corporation ("ACCBI"), Ameristar Casino Kansas City, Inc., a Missouri corporation ("ACKC"), Ameristar Casino St. Louis, Inc., a Missouri corporation, ("ACSL"), Ameristar Casino St. Charles, Inc., a Missouri corporation ("ACSC"), Ameristar Casino Vicksburg, Inc., a Mississippi corporation ("ACVI"), Ameristar Casino Las Vegas, Inc., a Nevada corporation ("ACLV"), A.C. Food Services, Inc., a Nevada corporation ("AC Foods"), and Cactus Pete's, Inc., a Nevada corporation ("CPI"; together with ACCBI, ACKC, ACSL, ACSC, ACVI, AC Foods, the "Subsidiary Guarantors") (the Company and the Subsidiary Guarantors are collectively referred to herein as the "Registrants"), in connection with the proposed offer by the Company (the "Exchange Offer") to exchange $380,000,000 aggregate principal amount of 10 3/4% Senior Subordinated Notes Due 2009 (the "Exchange Notes") of the Company for a like aggregate principal amount of privately placed 10 3/4% Senior Subordinated Notes Due 2009 (the "Old Notes"). The Exchange Notes will be guaranteed pursuant to the terms of the Indenture (as defined below) and the notation thereof endorsed on the Exchange Notes on a senior subordinated basis by the Subsidiary Guarantors (the "Subsidiary Guarantees"). The Exchange Notes will be issued pursuant to an Indenture, dated as of February 2, 2001 (the "Indenture"), among the Company, the Subsidiary Guarantors and U.S. Bank Trust National Association, as trustee (the "Trustee").

        As such counsel, we have examined, among other things, (i) the Registration Statement on Form S-4 (File No. 333-59176), as amended, filed by the Registrants with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as



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amended, the issuance of the Exchange Notes and the Subsidiary Guarantees, (ii)
the Indenture, and (iii) the form of the Exchange Notes to be issued pursuant to the Indenture. The Exchange Notes and the Indenture, which Indenture contains the Subsidiary Guarantees, are sometimes referred to herein collectively as the "Note Documents." We have also examined the proceedings and other actions taken by the Company and the Subsidiary Guarantors in connection with the authorization, execution and delivery of the Indenture and the issuance of the Exchange Notes and the Subsidiary Guarantees thereunder. We have also made such other inquiries and examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, certificates, instruments and other documents as we have considered necessary or appropriate for the purposes of this opinion.

        In rendering this opinion, we have assumed:

        (a) The signatures on all documents examined by us are genuine, all individuals executing such documents (including, without limitation, individuals executing the Note Documents in the name and on the behalf of the Registrants) had all requisite legal capacity and competency and were duly authorized, the documents submitted to us as originals are authentic and the documents submitted to us as certified or reproduction copies conform to the originals;

        (b) Each of the parties to the Note Documents (including, without limitation, the Registrants) is a validly existing corporation in good standing under the laws of its state of incorporation and has all requisite power and authority to execute, deliver and perform its obligations under each of the Note Documents and Instruments to which it is a party, and the execution and delivery of such Note Documents and Instruments by such party and performance of its obligations thereunder have been duly authorized by all necessary action and do not violate any law, regulation, order, judgment or decree applicable to such party (including, with respect to the Registrants, any applicable Gaming Laws (as defined in the Indenture)); and

        (c) The due and valid execution and delivery of the Indenture by the Trustee, that the Indenture constitutes the legal, valid and binding agreement of the Trustee and that there are no agreements or understandings between or among the parties to any of the Note Documents that would expand, modify or otherwise affect the terms of the Note Documents or the respective rights or obligations of the parties thereunder.

        Based upon the foregoing, and in reliance thereon, and subject to receipt by the Company and the Subsidiary Guarantors from the Commission of an order declaring the Registration Statement effective, we are of the opinion that:

        1. The Exchange Notes, when issued and delivered in exchange for the Old Notes in the manner described in the Registration Statement and when executed and authenticated as
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specified in the Indenture, will be legally issued and will constitute binding obligations of the Company and the Subsidiary Guarantors.

        2. The Subsidiary Guarantees, when issued and delivered in connection with the exchange of the Old Notes in the manner described in the Registration Statement and when the Exchange Notes and such Subsidiary Guarantees have been executed and, in the case of the Exchange Notes, authenticated, as specified in the Indenture, will be legally issued and constitute a binding obligation of the Subsidiary Guarantors.

        The foregoing opinions are subject to the following exceptions, qualifications and limitations:

        A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America. Our opinions set forth herein are limited to the effect of the present state of applicable laws of the State of New York and the United States of America and to the facts as they presently exist. We assume no obligation to revise or supplement these opinions should the present laws, or the interpretation thereof, be changed or to revise or supplement these opinions in respect of any circumstances or events which occur subsequent to this date.

        B. Our opinions set forth herein are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity, at law or in arbitration, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies.

        C. We express no opinion regarding (i) the effectiveness of any waiver (whether or not stated as such) under the Note Documents of, or any consent thereunder relating to, any unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law, (ii) the effectiveness of any waiver (whether or not stated as such) contained in the Note Documents of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity, (iii) any provision in the Note Documents relating to indemnification, exculpation or contribution or (iv) any provision of the Note Documents requiring written amendments or waivers of such documents insofar as it suggests that oral or other modifications,



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amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

        D. We express no opinion as to (i) the effect on the enforceability of any Subsidiary Guarantee against any Subsidiary Guarantor of any facts or circumstances occurring after the date hereof that would constitute a defense to the obligation of a guarantor or surety or (ii) the effectiveness of any waiver of any such defense by any Subsidiary Guarantor under the Note Documents.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of said Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission promulgated thereunder.



                                        Very truly yours,



                                        GIBSON, DUNN & CRUTCHER LLP





JKL/JRH/JHE/MSL